EXHIBIT 99.1
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                                    Media Contact:       Ann Julsen
                                                         Maya Pogoda
                                                         (310) 788-2850

                                    Investor Contact:    Linda Press
                                                         Sitrick And Company
                                                         (310) 788-2850

FOR IMMEDIATE RELEASE
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             PENNCORP FINANCIAL COMPLETES SALE OF WACO, TEXAS-BASED
                              INSURANCE OPERATIONS

           NEW YORK - FEBRUARY 4, 2000 -- PennCorp Financial Group, Inc. (NYSE:PFG) announced today that it has completed the sale, through its subsidiary American-Amicable Holdings Corp., of its Waco, Texas-based insurance operations to a new acquisition company formed by Thoma Cressey Equity Partners for net proceeds of $97 million in cash. In addition, the Company received $13 million in cash representing capital in excess of the minimum required capital and surplus under the agreement. Concurrent with the completion of the sale PennCorp repaid $100 million of bank debt.

           On January 10, 2000, PennCorp announced that it had entered into a definitive agreement with Thoma Cressey for the sale of the insurance operations, which include Pioneer Security Life Insurance Company, Occidental Life Insurance Company of North Carolina, American-Amicable Life Insurance Company of Texas and Pioneer American Insurance Company.

           PennCorp Financial Group, Inc. is an insurance holding company. Through its subsidiaries, the Company underwrites and markets life insurance and accident and sickness insurance to the middle market throughout the United States.


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           Cautionary Statement for purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

           All Statements in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rates levels and stock market performance, which may affect the ability of PennCorp to sell its products, the market value of PennCorp's investments and lapse rate profitability of policies; (2) PennCorp's ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity and other factors that may affect the profitability of PennCorp's insurance product; (5) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of PennCorp's products; (6) increasing competition in the sale of insurance and annuities; (7) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (8) ratings assigned to PennCorp's insurance subsidiaries by independent rating organizations such as A.M. Best Company ("A.M. Best"), which the Company believes are particularly important to the sale of annuity and other accumulation products; (9) PennCorp's continued ability to address Year 2000 issues; (10) PennCorp's ability to consummate its contemplated sales of its remaining operating subsidiaries; (11) unanticipated litigation, and (12) other risk factors and uncertainties cited in PennCorp's periodic filings with the Securities and Exchange Commission. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.

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